As filed with the Securities and Exchange Commission on December 23, 2019

Registration No. 333-138200

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

G. WILLI-FOOD INTERNATIONAL LTD.
(Exact name of Registrant as specified in its charter and translation of Registrant’s name into English)

Israel	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 Nahal Harif St.,
Yavne, Israel 81106
+972-8-932-1000
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(Name, address, including zip code, and telephone number, including area code of agent for service)

with copies to:
Perry Wildes, Adv. Gross, Kleinhendler, Hodak, Halevy Greenberg, Shenhav & Co. One Azrieli Center Tel-Aviv 6701101 Israel Telephone: +972-3-607-4520 Facsimile: +972-3-607-4451

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ◻

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.  Emerging growth company. ◻

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

Explanatory Note/Deregistration of Unsold Securities

This post-effective amendment relates to the following Registration Statement filed on Form F-3 (the “Registration Statement”):

Registration Statement No. 333-138200, originally filed October 25, 2006.

G. Willi-Food International Ltd. hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yavne, Israel, on December 23, 2019.

G. WILLI-FOOD INTERNATIONAL LTD.

By: /s/ Michael Luboschitz Name: Michael Luboschitz Title: Chief Executive Officer	By: /s/ Yitschak Barabi Name: Yitschak Barabi Title: Finance Manager

Know all persons by these presents that each of the undersigned constitutes and appoints Michael Luboschitz and Yitschak Barabi, and each of them, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael Luboschitz Michael Luboschitz	Chief Executive Officer	December 23, 2019
/s/ Yitschak Barabi Yitschak Barabi	Finance Manager	December 23, 2019
/s/ Joseph Williger Joseph Williger	Director, Co-Chairman of the Board	December 23, 2019
/s/ Zwi Williger Zwi Williger	Director, Co-Chairman of the Board	December 23, 2019
/s/ Victor Bar Victor Bar	Director	December 23, 2019
______________ Gil Hochboim	Director	December __, 2019
______________ David Donin	Director	December __, 2019
/s/ Einav Brar Einav Brar	Director	December 23, 2019
______________ Idan Ben-Shitrit	Director	December __, 2019

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of G. Willi-Food International Ltd., has signed this Registration Statement on the 23 of December, 2019.

Puglisi & Associates By: /s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director	December 23, 2019